EXHIBIT 32.2 – 906 Certification

CERTIFICATION PURSUANT TO 18 U.S.C., SECTION 1350, AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

    In connection with the quarterly report on Form 10-Q of TransAtlantic Capital Inc. (the "Company") for the three months ended September 30, 2014, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned Chief Financial Officer (Principal Financial Officer) of the Company, hereby certifies pursuant to 18 U.S.C. Section1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

    1.     The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

    2.     The information contained in the Report fairly presents in all material respects the financial condition and results of operations of the Company as of and for the period covered by the Report.

Date: February 5, 2015	/s/ Kandance W. Norris
Kandance W. Norris Chief Financial Officer (Principal Financial Officer)

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 ("Section 906"), or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to TransAtlantic Capital Inc., and will be retained by TransAtlantic Capital Inc. and furnished to the Securities and Exchange Commission or its staff upon request.